Exhibit 10.19

ALLONGE TO SECURED PROMISSORY NOTE

This Allonge to the Secured Promissory Note One (the “Allonge”) is made and entered into as of September 18, 2025, by and between Cuentas, Inc., a Florida corporation (“Maker”), and Michael de Prado (“Holder”).

Recitals

WHEREAS, the Maker and Holder are parties to that particular Secured Promissory Note dated September 18, 2025 (the “Note”) in the original principal amount of $473,000, together with interest thereon; and

WHEREAS, the parties desire to afford Holder the option to convert up to 50% of the outstanding indebtedness into shares under the following terms and conditions for the benefit of Maker, which will be able to retain more working capital in the event Holder exercises such options.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Conversion Right. Holder shall have the right, at his option, to convert up to fifty percent (50%) of the outstanding principal amount of the Note, plus accrued but unpaid interest thereon, into shares of common stock of the Maker at a conversion price of $0.42 per share. The Maker shall ensure that a sufficient number of shares are authorized and reserved for issuance upon such conversion.

2. Registration Rights. Holder shall have the right to include the shares obtained through conversion in the following registration statement filed by the Maker. The Maker shall bear all registration expenses, excluding Holder’s counsel fees, and shall provide HOLDER with written notice of its intention to file a registration statement at least thirty (30) days prior to the anticipated filing date.

3. Unregistered Securities Language. The shares issued upon conversion shall be deemed unregistered securities under the Securities Act of 1933, as amended. The certificates representing such shares shall bear a restrictive legend substantially in the following form: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT”.

4. Rationale. The parties agree that it is in the Maker’s best interest to retain more capital for business growth instead of paying off the Holder note.

5. Governing Law. This Allonge shall be governed by, and construed in accordance with, the laws of the State of Florida.

6. Counterparts and Entire Agreement. This Allonge may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. This Allonge constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

IN WITNESS WHEREOF

The parties have executed this Allonge as of the date first above written.

MAKER:

CUENTAS, INC.

By:
Name:	Shalom Arik Maimon
Title:	Chief Executive Officer
Signature Date: October 17, 2025.

HOLDER:

By:
Name:	Michael de Prado
Signature Date: October 17, 2025.